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                                                                     EXHIBIT 3.3
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             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received                            (FOR BUREAU USE ONLY)
                                  This document is effective on the date filed, unless a subsequent effective date within 90
--------------------------------- days after received date is stated in the document.


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Name PAUL R. FRANSWAY
     PEAR SPERLING EGGAN & MUSKOVITZ, P.C.
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Address
     24 FRANK LLOYD WRIGHT DR.
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City             State       Zip Code
     ANN ARBOR   MI          48105           EFFECTIVE DATE:
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Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.

        ARTICLES OF ORGANIZATION                         -----------------------
   For use by Domestic Limited Liability Companies       B
(Please read information and instructions on last page) ----------------------- Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

ARTICLE 1
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The name of the limited liability company is: DOMINO'S PIZZA I LLC
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ARTICLE II
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The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Act of Michigan.

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ARTICLE III
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The duration of the limited liability company if other than perpetual is:

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ARTICLE IV
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1. The street address of the location of the registered office is:

30600 TELEGRAPH RD., SUITE 3275  BINGHAM FARMS, Michigan 48025
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(Street Address)                 (City)                  (ZIP Code)

2. The mailing address of the registered office if different than above:

                                              , Michigan
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(Street Address)                 (City)                  (ZIP Code)

3. The name of the resident agent at the registered office is:
                CT CORPORATION SYSTEM
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ARTICLE V (insert any desired additional provision authorized by the Act;
attach additional pages if needed.)
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                        Signed this 22nd day of October, 1999
                           Domino's Pizza, Inc.

                        By /s/ Harry Silverman
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                                    (Signature)
                        Harry Silverman, Vice President
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                                 (Type or Print Name)

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                              DOMINO'S PIZZA I LLC
                            ARTICLES OF ORGANIZATION

     ARTICLE VIII

Section 8.1 Limitation of Liability. A Manager of the Company shall not be personally liable to the Company or its Members for monetary damages resulting from a breach of fiduciary duties imposed on the Manager, except for liability:

     (a) resulting from breach of the Manager's duty of loyalty to the Company or its Members;

     (b) resulting from any acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

     (c) resulting from a violation of Section 551(1) of the Michigan Business Corporation Act (the "Act"); or

     (d) resulting from any transaction from which the Manager derived an improper personal benefit.

In the event that the Michigan Business Corporation Act is hereby amended to authorize Company action further eliminating or limiting personal liability of Managers, then the liability of the Managers of this Company shall be eliminated or limited to the fullest extent permitted by the Michigan Corporation Act so amended. Any repeal, modification or amendment of any provision in these Articles of Organization inconsistent with this Article shall not adversely affect any right or protection of a Manager of the Company existing at the time of such repeal, modification or amendment for or with respect to any act or omission occurring prior to the time of such repeal, modification or amendment.


ARTICLE IX

Section 9.1 Action by Third Party. Except to the extent limited by the Act, the Company has the power to indemnify a person who has or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Company, by reason of the fact that he or she is or was a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Manager, officer, partner, trustee, employee or agent of another foreign or domestic Company, partnership, joint venture, trust or other enterprise, whether profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its Members, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or

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her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or its Members, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 9.2 Action by or in Right of Company. Except to the extent limited by the Act, the Company has the power to indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Manager, officer, partner, trustee, employee, or agent of another foreign or domestic Company, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amount paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company or its Members. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Company unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability, but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

Section 9.3 Expense. Indemnification against expenses:

     (a) To the extent that a Manager, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to above in Sections 9.1 or 9.2, or in defense of a claim, issue, or matter in the action, suit or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorney's fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit or proceeding brought to enforce the mandatory indemnification provided in this Subsection.

     (b) An indemnification under Sections 9.1 and 9.2 above, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Manager, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Subsections 9.1 and 9.2 above. This determination shall be made in any of the following ways:

          (i} By a majority vote of a quorum of the Board consisting of Managers who were not parties to the action, suit or proceeding.

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          (ii)  If the quorum described in subdivision (i) is not obtainable, then by a majority vote of a committee of Managers who are not parties to the action. The committee shall consist of not less than two (2) disinterested Managers.

          (iii) By independent legal counsel in a written opinion.

          (iv)  By the Members.

     (c) If a person is entitled to indemnification under Section 9.1 or 9.2 for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Company may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

Section 9.4 Payment in Advance. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Sections 9.1 or 9.2 above may be paid by the Company in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Manager, officer, employee, or agent to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Company. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

Section 9.5 Nonexclusivity.

     (a)  The indemnification or advancement of expenses provided under Sections
          9.1 to 9.4 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Organization, Bylaws or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

     (b) The Indemnification provided for in Sections 9.1 to 9.4 continues as to a person who ceases to be a Manager, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

Section 9.6 Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a Manager, officer, employee or agent of the Company, or is or was serving at the request of the COmpany as a Manager, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under Sections 9.1 to 9.5.

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Section 9.7 Constituent Companies. For purposes of Sections 9.1 to 9.6 above,
"Company" includes all constituent Companies absorbed in a consolidation or merger and the resulting or surviving Company, so that a person who is or was a Manager, officer, employee, or agent of the constituent Company or is or was serving at the request of the constituent Company as a Manager, officer, partner, trustee, employee, or agent of another foreign or domestic Company, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Subsection with respect to the resulting or surviving Company as the person would if he or she had served the resulting or surviving Company in the same capacity.

Section 9.8 Definitions. For the purposes of Sections 9.1 to 9.6 above, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Company" shall include any service as a Manager, officer, employee, or agent of the Company which imposes duties on, or involves services by, the Manager, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Company or its Members" as referred to in Sections 9.1 and 9.2 above.